EXHIBIT 99

  102 E. Front St., Monroe, MI 48161

PRESS RELEASE

October 25, 2018

MBT Financial Corp. Announces Third Quarter 2018 Preliminary Earnings and Dividend

Monroe, Mich. – MBT Financial Corp. (NASDAQ: MBTF), the parent company of Monroe Bank & Trust, reported a preliminary net profit of $4,974,000 ($0.21 per share, basic and diluted), in the third quarter of 2018, compared to a profit of $3,933,000 ($0.17 per share, basic and diluted), in the third quarter of 2017. The profit for the first nine months of 2018 was $13,821,000 ($0.60 per share, basic and diluted), compared to $10,753,000 ($0.47 per share, basic and diluted) for the first nine months of 2017. The company also announced that it will pay a quarterly dividend of $0.10 per common share on November 15, 2018 to shareholders of record as of November 8, 2018. This is an increase of $0.04 per share compared to the dividend paid in the same quarter last year.

The Net Interest Income for the third quarter of 2018 increased $986,000, or 9.6% as the net interest margin improved from 3.38% in the third quarter of 2017 to 3.62% in the third quarter of 2018. Higher interest rates and the continued shifting of assets from investment securities to loans improved the yield on earning assets while the cost of interest bearing liabilities remained low.

The Company did not record a provision for loan losses this quarter or in the third quarter of 2017. Asset quality continues to be strong, and recoveries of previously charged off loans exceeded charge offs during the third quarter of 2018. This provided sufficient growth in the Allowance for Loan Losses to maintain its adequacy even though the amount of loans increased. Total Loans increased $11.8 million, or 1.6% during the third quarter of 2018, and $57.6 million, or 8.3% so far this year. The Allowance for Loan and Lease Losses increased from $7.7 million at the end of 2017 to $8.0 million at the end of the third quarter of 2018. Due to the loan growth, the Allowance as a percent of loans decreased since the beginning of the year from 1.10% to 1.06%.

Non-interest income for the third quarter of 2018 increased $5,000, or 0.1% compared to the third quarter of 2017. Excluding gains and losses on securities and other real estate transactions in both periods, the non-interest income increased $253,000, or 6.5%. Non-interest expense increased $206,000, or 2.3%, mainly due to increases in salaries and benefits, equipment, and EFT/ATM expenses.

Total assets of the company decreased $8.3 million, or 0.6%, compared to December 31, 2017, to $1.34 billion. Capital decreased $11.3 million during the first nine months of 2018 because the payment of the special and regular dividends exceeded the net income and because the AOCL increased due to an increase in the unrealized loss on Available For Sale investment securities. The ratio of equity to assets decreased from 9.85% at the end of 2017 to 9.06% at the end of the third quarter of 2018. The Bank’s Tier 1 Leverage ratio decreased from 10.33% as of December 31, 2017 to 9.86% as of September 30, 2018.

H. Douglas Chaffin, President and CEO, commented, “We are pleased with our results for this quarter, as our loan growth reflected our service to our customers in Southeast Michigan and Northwest Ohio, and our earnings improvement provides value to our shareholders. On October 10, 2018, we announced that we signed a definitive agreement to merge with First Merchants Corporation (NASDAQ: FRME), headquartered in Muncie, Indiana. This merger will provide tremendous benefits to our customers, shareholders and communities, and we look forward to continuing the legacy of exceptional customer service, local responsiveness, and strong community engagement that has defined Monroe Bank and Trust for 160 years.”

Conference Call

MBT Financial Corp. will hold a conference call to discuss the Third Quarter 2018 results on Friday, October 26, 2018, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.monroe.bank. The call can also be accessed in the United States by calling toll free (877) 510-3783. The toll free number for callers in Canada is (855) 669-9657 and international callers can access the call at (412) 902-4136. A replay will be available one hour after the conclusion of the call at (877) 344-7529, Conference #10124598. The replay is available to callers from Canada at (855) 669-9658 and international callers at (412) 317-0088. The replay will be available until November 26, 2018 at 9:00 a.m. Eastern. The webcast will be archived on the Company’s web site.

About the Company:

MBT Financial Corp. (NASDAQ:MBTF), a bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust. Founded in 1858, Monroe Bank & Trust helps customers’ remarkable stories unfold through an uncommon, optimistic culture. As one of the largest community banks in Southeast Michigan, with over $1.3 billion in assets, this full-service bank offers a complete range of business and personal accounts, mobile and online banking, offices and ATMs across Monroe and Wayne Counties, credit and mortgage options, investment and retirement services and award-winning community outreach. The bank believes in its customers, helping them with everything from day-to-day needs to long-term goals, and is ranked fourth among all Michigan banks for total trust assets. The bank believes in its communities, supporting over 300 organizations with sponsorships and also more than 8,000 employee volunteer hours through the Monroe Bank & Trust ENLIST Volunteerism program. The bank believes in the power of knowledge, helping thousands of students and adults thrive through the Monroe Bank & Trust Financial Education program. Monroe Bank & Trust is proud to be a trusted partner to communities and clients, and an employer of choice. We are Monroe Bank & Trust, and we believe in the story of you.

For more information about Monroe Bank & Trust, visit www.monroe.bank.

Or, contact:

Julian Broggio

SVP, Director of Marketing

(734) 240-2341

julian.broggio@monroe.bank

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2018	2018	2018	2017	2017
(dollars in thousands except per share data)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2018	2017

EARNINGS
Net interest income	$11,217	$10,833	$10,536	$10,373	$10,231	$32,586	$29,690
FTE Net interest income	$11,321	$10,945	$10,638	$10,552	$10,394	$32,904	$30,160
Provision for loan and lease losses	$-	$-	$(100)	$(500)	$-	$(100)	$(200)
Non interest income	$4,040	$4,403	$3,784	$3,657	$4,035	$12,227	$12,225
Non interest expense	$9,156	$9,186	$9,792	$9,115	$8,950	$28,134	$27,020
Net income	$4,974	$4,945	$3,902	$(144)	$3,933	$13,821	$10,753
Basic earnings per share	$0.21	$0.22	$0.17	$(0.01)	$0.17	$0.60	$0.47
Diluted earnings per share	$0.21	$0.21	$0.17	$(0.01)	$0.17	$0.60	$0.47
Average shares outstanding	22,985,176	22,978,225	22,943,736	22,884,010	22,871,451	22,969,182	22,852,935
Average diluted shares outstanding	23,114,431	23,101,035	23,063,200	23,044,241	23,040,960	23,092,771	23,034,533

PERFORMANCE RATIOS
Return on average assets	1.47%	1.52%	1.19%	-0.04%	1.18%	1.39%	1.09%
Return on average common equity	16.22%	16.63%	12.80%	-0.42%	11.54%	15.21%	10.85%

Base Margin	3.60%	3.57%	3.48%	3.37%	3.30%	3.55%	3.24%
FTE Adjustment	0.03%	0.04%	0.03%	0.06%	0.05%	0.03%	0.05%
Loan Fees	-0.01%	0.03%	0.01%	0.00%	0.03%	0.01%	0.01%
FTE Net Interest Margin	3.62%	3.64%	3.52%	3.43%	3.38%	3.59%	3.30%

Efficiency ratio	59.09%	61.79%	67.41%	62.80%	62.52%	62.68%	64.33%
Full-time equivalent employees	289	280	281	288	295	283	290

CAPITAL
Average equity to average assets	9.07%	9.11%	9.31%	10.34%	10.21%	9.16%	10.01%
Book value per share	$5.28	$5.24	$5.11	$5.79	$5.94	$5.28	$5.94
Cash dividend per share	$0.10	$0.07	$0.66	$0.06	$0.06	$0.83	$0.86

ASSET QUALITY
Loan Charge-Offs	$97	$51	$12	$14	$306	$160	$814
Loan Recoveries	$125	$124	$331	$170	$179	$580	$566
Net Charge-Offs	$(28)	$(73)	$(319)	$(156)	$127	$(420)	$248

Allowance for loan and lease losses	$7,986	$7,958	$7,885	$7,666	$8,010	$7,986	$8,010

Nonaccrual Loans	$4,494	$3,360	$3,453	$3,658	$3,050	$4,494	$3,050
Loans 90 days past due	$5	$-	$-	$3	$5	$5	$5
Restructured loans	$6,854	$8,211	$8,290	$9,625	$9,859	$6,854	$9,859
Total non performing loans	$11,353	$11,571	$11,743	$13,286	$12,914	$11,353	$12,914
Other real estate owned & other assets	$1,445	$394	$1,229	$1,452	$1,686	$1,445	$1,686
Total non performing assets	$12,798	$11,965	$12,972	$14,738	$14,600	$12,798	$14,600

Classified Loans	$10,458	$9,604	$8,866	$8,273	$9,206	$10,458	$9,206
Other real estate owned & other assets	$1,445	$394	$1,229	$1,452	$1,686	$1,445	$1,686
Total classified assets	$11,903	$9,998	$10,095	$9,725	$10,892	$11,903	$10,892

Net loan charge-offs to average loans	-0.01%	-0.04%	-0.18%	-0.09%	0.07%	-0.08%	0.05%
Allowance for loan losses to total loans	1.06%	1.07%	1.09%	1.10%	1.15%	1.06%	1.15%
Non performing loans to gross loans	1.51%	1.56%	1.63%	1.91%	1.86%	1.51%	1.86%
Non performing assets to total assets	0.96%	0.91%	0.98%	1.09%	1.08%	0.96%	1.08%
Classified assets to total capital	8.36%	7.17%	7.44%	6.64%	7.59%	8.36%	7.59%
Allowance to non performing loans	70.34%	68.78%	67.15%	57.70%	62.03%	70.34%	62.03%

END OF PERIOD BALANCES
Loans and leases	$752,895	$741,120	$722,640	$695,325	$693,866	$752,895	$693,866
Total earning assets	$1,223,623	$1,208,138	$1,214,209	$1,229,425	$1,220,844	$1,223,623	$1,220,844
Total assets	$1,339,122	$1,321,885	$1,326,056	$1,347,420	$1,347,352	$1,339,122	$1,347,352
Deposits	$1,166,276	$1,147,494	$1,193,363	$1,198,164	$1,195,335	$1,166,276	$1,195,335
Interest Bearing Liabilities	$909,545	$892,760	$900,120	$898,326	$897,408	$909,545	$897,408
Shareholders' equity	$121,351	$120,354	$117,502	$132,658	$135,969	$121,351	$135,969
Tier 1 Capital (Bank)	$134,354	$131,441	$127,783	$138,819	$135,470	$134,354	$135,470
Total Shares Outstanding	22,990,208	22,983,255	22,973,261	22,907,844	22,875,505	22,990,208	22,875,505

AVERAGE BALANCES
Loans and leases	$750,909	$726,746	$705,874	$693,586	$686,259	$728,010	$671,995
Total earning assets	$1,238,252	$1,207,102	$1,224,359	$1,220,426	$1,220,620	$1,223,291	$1,221,946
Total assets	$1,341,473	$1,308,543	$1,327,708	$1,324,847	$1,324,723	$1,325,958	$1,323,295
Deposits	$1,176,264	$1,166,187	$1,192,570	$1,184,592	$1,187,768	$1,178,281	$1,188,546
Interest Bearing Liabilities	$908,079	$892,433	$898,089	$884,979	$895,376	$899,570	$905,615
Shareholders' equity	$121,690	$119,260	$123,636	$136,963	$135,188	$121,522	$132,473

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended September 30,		Nine Months Ended September 30,
Dollars in thousands (except per share data)	2018	2017	2018	2017
Interest Income
Interest and fees on loans	$9,164	$8,095	$26,117	$23,168
Interest on investment securities-
Tax-exempt	415	327	1,262	943
Taxable	2,120	2,054	6,417	6,507
Interest on balances due from banks	193	182	376	392
Total interest income	11,892	10,658	34,172	31,010

Interest Expense
Interest on deposits	456	427	1,270	1,317
Interest on borrowed funds	219	-	316	3
Total interest expense	675	427	1,586	1,320

Net Interest Income	11,217	10,231	32,586	29,690
Provision For (Recovery Of) Loan Losses	-	-	(100)	(200)

Net Interest Income After
Provision For (Recovery Of) Loan Losses	11,217	10,231	32,686	29,890

Other Income
Income from wealth management services	1,193	1,155	3,556	3,830
Service charges and other fees	993	1,076	2,894	3,136
Debit Card income	763	719	2,269	2,147
Net gain on sales of securities	(91)	150	(193)	227
Net gain (loss) on other real estate owned	-	7	536	(89)
Origination fees on mortgage loans sold	152	87	306	261
Bank Owned Life Insurance income	350	377	1,052	1,130
Other	680	464	1,807	1,583
Total other income	4,040	4,035	12,227	12,225

Other Expenses
Salaries and employee benefits	5,381	5,313	16,714	16,020
Occupancy expense	660	694	2,001	2,124
Equipment expense	881	783	2,548	2,271
Marketing expense	389	375	1,233	961
Professional fees	550	570	1,736	1,779
EFT/ATM expense	297	256	844	763
Other real estate owned expense	25	33	61	95
FDIC deposit insurance assessment	97	107	296	321
Bonding and other insurance expense	129	120	398	367
Telephone expense	84	83	233	302
Other	663	616	2,070	2,017
Total other expenses	9,156	8,950	28,134	27,020

Profit Before Income Taxes	6,101	5,316	16,779	15,095
Income Tax Expense	1,127	1,383	2,958	4,342
Net Profit	$4,974	$3,933	$13,821	$10,753

Basic Earnings Per Common Share	$0.21	$0.17	$0.60	$0.47

Diluted Earnings Per Common Share	$0.21	$0.17	$0.60	$0.47

Dividends Declared Per Common Share	$0.10	$0.06	$0.83	$0.86

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
Dollars in thousands	September 30, 2018	December 31, 2017

Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$17,436	$18,233
Interest bearing	20,548	34,777
Total cash and cash equivalents	37,984	53,010

Interest Bearing Time Deposits in Other Banks	11,946	15,196
Securities - Held to Maturity	31,073	37,163
Securities - Available for Sale	399,758	442,816
Equity Securities	7,403	4,148
Loans held for sale	183	346

Loans	752,712	694,979
Allowance for Loan Losses	(7,986)	(7,666)
Loans - Net	744,726	687,313

Accrued interest receivable and other assets	19,187	20,463
Other Real Estate Owned	997	1,412
Bank Owned Life Insurance	59,205	58,153
Premises and Equipment - Net	26,660	27,400
Total assets	$1,339,122	$1,347,420

Liabilities
Deposits:
Non-interest bearing	$291,731	$299,838
Interest-bearing	874,545	898,326
Total deposits	1,166,276	1,198,164

Federal Home Loan Bank advances	35,000	-
Accrued interest payable and other liabilities	16,495	16,598
Total liabilities	1,217,771	1,214,762

Shareholders' Equity
Common stock (no par value)	23,403	22,840
Retained Earnings	112,343	117,524
Unearned Compensation	(19)	-
Accumulated other comprehensive loss	(14,376)	(7,706)
Total shareholders' equity	121,351	132,658
Total liabilities and shareholders' equity	$1,339,122	$1,347,420